SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

     As previously announced, on November 8, 2002, Xcel Energy entered into a securities purchase agreement with institutional investors pursuant to which the investors purchased, in a private placement, $100 million of Xcel Energy 8% senior convertible debt securities. The debt securities are convertible into common stock of Xcel Energy. The proceeds were used to help pay down Xcel Energy’s 364 day line of credit which came due on November 8. The securities purchase agreement further provides for possible additional financings of up to $250 million. Please refer to the securities purchase agreement, forms of convertible notes and registration rights agreement, which were previously filed, for the terms of the transaction and such financings. The securities purchase agreement is being refiled with this 8-K/A to reflect certain technical corrections.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No	Description

99.01	Securities Purchase Agreement dated as of November 8, 2002 by and among Xcel Energy Inc. and the investors listed on the Schedule of Buyers attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ RICHARD C. KELLY Richard C. Kelly Vice President and Chief Financial Officer

November 13, 2002